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                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Stockholders
Mercantile Bancorporation Inc.:

We consent to the use of our reports incorporated herein by reference in the Form S-8 registration statement.

Our report dated January 13, 1994, except as to Note Q, which is as of February 10, 1994, contains an explanatory paragraph referring to the change in accounting for income taxes.
                                            /s/ KPMG Peat Marwick LLP

St. Louis, Missouri
February 1, 1995